UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 29, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 29, 2011, the Board of Directors (the “Board”) of TechniScan, Inc. (the “Company”) authorized the issuance of a total of 1,525,000 shares of the Company’s common stock (“Shares”) to David C. Robinson (“Robinson”), Chief Executive Officer, Steven K. Passey (“Passey”), Chief Financial Officer, James Wiskin (Wiskin”), David Borup (“Borup”), and Wendy Dunn (“Dunn”) as incentive awards. In case of Robinson and Passey, 600,000 Shares each, in case of Wiskin and Borup, 150,000 Shares each,  and in case of Dunn, 25,000 Shares.

The aggregate value of the 1,525,000 Shares is $274,500, based on an $0.18 closing price of the Company’s common stock on the OTCQB tier of the OTC marketplace on April 29, 2011.

The offering of the Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The recipients of the Shares took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the Shares; and the Shares are restricted pursuant to Rule 144 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

May 5, 2011	By:	/s/ Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer